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                                                            EXHIBIT 10.(i)(A)(3)

                              AMENDMENT NO. 17 TO
                              -------------------

                            STOCKHOLDERS' AGREEMENT
                            -----------------------


     This Amendment No. 17 to Stockholders' Agreement ("Amendment No. 17") is consented to and made as of the 31st day of March, 1997 by and among MONTGOMERY WARD HOLDING CORP., a Delaware corporation (the "Company"), Bernard F. Brennan, individually and as attorney-in-fact for certain other parties to that certain Stockholders' Agreement dated as of June 17, 1988, as heretofore amended (the "Stockholders' Agreement"), General Electric Capital Corporation, a New York corporation, and Myron Lieberman, as Trustee of the Brennan 1988 MW Trust.

    WHEREAS, it is advisable to amend the Stockholders' Agreement to make certain changes set forth herein;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


     Section 7.1 of the Stockholders' Agreement is hereby amended as follows:

     1. Paragraph (a) of Section 7.1 is hereby designated as paragraph (a)(i) of Section 7.1 and amended by inserting at the beginning of such paragraph the words "with respect to Management Shareholders whose employment with the Ward Group is terminated prior to February 1, 1997,".

     2.   A new paragraph (a)(ii) is added to Section 7.1 to read as follows:

     "    (ii) with respect to all other Management Shareholders, during the time that he is employed by a member of the Ward Group and for a period of one year following the termination of his employment by the Ward Group for any reason whatsoever other than discharge without Cause, he shall not, directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of or be connected in any manner, including but not limited to holding the positions of officer, director, shareholder, consultant, independent contractor, employee, partner or investor, with any of K-mart Corporation, Wal-Mart Stores, Inc., Sears, Roebuck and Co., Dayton Hudson Corp., J.C. Penney or any affiliate of the foregoing; provided that such Management Shareholder may invest in stocks, bonds or securities of any entity (but without participating in the business thereof) if such stocks, bonds or other securities are listed for trading on a national securities exchange or on NASDAQ and such Management Shareholders' investment does not exceed 1% of the issued and outstanding shares of capital stock, or in the case of bonds or other securities, 1% of the aggregate principal amount thereof issued and outstanding;"
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      IN WITNESS WHEREOF, the undersigned hereby consent to and execute this
Amendment No. 17 as of the day and year first above written.


MONTGOMERY WARD HOLDING CORP.            GENERAL ELECTRIC CAPITAL CORPORATION



By:  /s/ John Workman                    By:  /s/ Edward D. Stewart
     -----------------------------            -------------------------------
Its: Exec VP and CFO                     Its: Exec VP
     -----------------------------            -------------------------------

/s/ Bernard F. Brennan                    /s/ Myron Lieberman
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Bernard F. Brennan, individually         Myron Lieberman, as Trustee of the
and as attorney-in-fact for the          Brennan 1988 MW Trust.
beneficial owners of all Shares
(as defined in the Stockholders'
Agreement) held by him as Voting
Trustee under those certain Voting
Trust Agreements dated as of
June 21, 1988 and October 21,
1994, respectively.

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